Exhibit 32.1

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-KSB of FP Technology, Inc. (the “Company”) for the fiscal year ended June 30, 2006, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                             the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.                             the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the dates and for the period indicated.

This Certificate has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: September 28, 2006	By:	/s/	William Santo
William Santo
Chief Executive Officer